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                                                                   EXHIBIT 10.20




                                 DEED OF TRUST
                           (Due on Transfer - Strict)


     THIS DEED OF TRUST is made on this 14th of June, 1996, between National Gaming Companies, Inc., a Minnesota corporation (Borrower), whose address is 9855 West 78th Street, Suite 220, Minneapolis, Minnesota 55344; and the Public Trustee of the County in which the Property (see paragraph 1) is situated (Trustee); for the benefit of E. Wayne and Sarah A. Moore (Lender), whose address is 712 Lakeside Avenue, Mobile, Alabama 36693.

     Borrower and Lender covenant and agree as follows:

     1.   Property in Trust.   Borrower, in consideration of the indebtedness
herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following described property located in the County of Teller, State of Colorado:

          Lots 1 through 15, Block 26, Fremont, (now Cripple Creek), Colorado, together with all improvements and appurtenances (Property).

     2.   Note; Other Obligations Secured.   This Deed of Trust is given to
secure to Lender:

     a. the repayment of the indebtedness evidenced by Borrower's note (Note) dated June 14th, 1996, in the principal sum of Seven Hundred Thousand and no/100 U.S. Dollars ($700,000.00), with interest on the unpaid principal balance from the date thereof, until paid, at the rate of nine percent (9%) per annum, with principal and interest payable at 712 Lakeside Avenue, Mobile, Alabama 36693, or such other place as the Lender may designate, as follows:

          1) During the first year of the Note and until June 1, 1997. Borrower shall pay to the Lender on at least a quarterly basis commencing July 1, 1996, all net income received by Borrower from the parking business conducted on the Property. Net income shall be defined as gross receipts derived from the parking business less all ordinary and necessary expenses for operating the business, including employee salaries, real property taxes, liability insurance, utilities and general maintenance. Expenses for capital improvements to the parking lot such as paving, installation of lights and excavation to expand the parking lot, shall not be treated as operating expenses. Net income from all parking shall be applied to interest due under the Note. In the event that the net income paid to Lender is less than the accrued interest under the Note for the first year, the unpaid interest shall be added to the principal balance of the Note, as of June 1, 1997. In the event the net income from parking is greater than the accrued interest for the first year, the excess shall be applied as a partial prepayment of the principal balance of the Note. Borrower agrees that it will conduct a parking lot business on the Property during at least the first year of the Note and will use its best reasonable efforts to maximize revenues from such business. Borrower agrees that it will charge a fee for parking on such lot comparable to such fees charged by other parking lots in Cripple Creek, Colorado, but not less than $5.00 per car per day. Borrower will provide Lender with a full accounting of revenues and expenses of the parking lot on a quarterly basis. Lender and their authorized agents shall have the right to review the books and records of Borrower relating to the parking lot upon request.

          2) The remaining balance of principal and accrued interest as of June 1, 1997, shall be paid in 108 equal consecutive monthly installments amortized over 9 years, commencing on June 1, 1997 and continuing on the first day of each succeeding month through May 1, 2006.

          3) The entire remaining balance of principal and accrued interest shall be due and payable on May 1, 2006; and

          4) Borrower is to pay to Lender a late charge of ten percent (10%) of any payment not received by the Lender within ten (10) days after payment is due; and Borrower has the right to prepay the principal amount outstanding under said Note, in whole or in part, at any time without penalty; and Borrower is to pay interest on the outstanding principal balance of the Note at a rate of twelve percent (12%) per annum during any default under this Deed of Trust and under the Note.

     b. the payment of all other sums, with interest thereon at twelve percent (12%) per annum, disbursed by Lender in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

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     c.   the prompt performance of the covenants and agreements of Borrower contained in the Note, this Deed of Trust, any other instrument securing the debt, and that certain Contract to Buy and Sell Commercial Real Estate dated May 16th, 1996 (the "Contract").

     3. Title. Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded declarations, restrictions, reservations and covenants, if any, as of this date.

     4.   Payment of Principal and Interest.   Borrower shall promptly pay when
due the principal of and interest on the indebtedness evidenced by the Note, and late charges as provided in the Note and shall perform all of Borrower's other covenants contained in the Note.

     5.   Application of Payments.   All payments received by Lender under the
terms hereof shall be applied by Lender first in payment of amounts due pursuant to paragraph 23, then to amounts disbursed by Lender pursuant to paragraph 9 (Protection of Lender's Security), and the balance in accordance with the terms and conditions of the Note.

     6.   [Reserved]

     7.   Property Insurance.   Borrower shall keep the improvements now
existing or hereafter erected on the Property insured against loss by fire or hazards included within the term "extended coverage" in an amount at least equal to the lessor of, (1) the full replacement value of the Property and any improvements thereon, or (2) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as "Property Insurance."

     The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower subject to Lender's right to reject the chosen carrier for reasonable cause. Purchaser is required to supply Seller during all of the term of the loan with a certificate of insurance showing liability coverage in amounts suitable to Seller. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender, and shall provide that the insurance carrier shall notify Lender at least thirty (30) days before cancellation, termination or any material change of coverage. Insurance policies shall be furnished to Lender at or before closing. Lender shall have the right to hold the policies and renewals thereof.

     In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

     Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lender within thirty (30) days from the date notice is given in accordance with paragraph 16 (Notice) by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

     Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) and 23 or change in the amount of such installments. Notwithstanding anything herein to the contrary, if under paragraph 18 (Acceleration; Foreclosure; Other Remedies), the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

     All of the rights of Borrower and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

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     8.   Preservation and Maintenance of Property.   Borrower shall keep the
Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Borrower shall perform all of Borrower's obligations under any declarations, covenants, by-laws, rules , or other documents governing the use, ownership or occupancy of the Property, provided that same do not materially adversely affect the value of the Property.

     9.   Protection of Lender's Security.   Except when Borrower has exercised
Borrower's rights under paragraph 6 above, if the Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender's interest in the Property, then Lender, at Lender's option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender's interest, including, but not limited to disbursement of reasonable attorney's fees and entry upon the Property to make repairs. Borrower hereby assigns to Lender any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

     Any amounts disbursed by Lender pursuant to this paragraph 9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in paragraph 2.b. (Note; Other Obligations Secured). Nothing contained in this paragraph 9 shall require Lender to incur any expense or take any action hereunder.

     10.  Inspection.   Lender may make or cause to be made reasonable entries
upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender's interest in the Property.

     11. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for any conveyance in lieu of condemnations, are hereby assigned and shall be paid to Lender as herein provided. However, all of the rights of Borrower and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

     In the event of a total or partial taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid by Borrower.

     If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within thirty (30) days after the date such notice is given, Lender is authorized to collect and apply the proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

     Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) and 23 (Escrow Funds for Taxes and Insurance) nor change the amount of such installments.

     12.  Borrower Note Released.   Extension of the time for payment or
modification of amortization of sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower's successors in interest, from the original terms of this Deed of Trust. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower's successors in interest.

     13.  Forbearance by Lender Not a Waiver.   Any forbearance by Lender in
exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

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     14. Remedies Cumulative.   Each remedy provided in the Note and this Deed
of Trust is distinct from and cumulative to all other rights or remedies under the Note and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently, or successively.

     15. Successors and Assigns Bound; Joint and Several Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of paragraph 24 (Transfer of the Property; Assumption). All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

     16. Notice. Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower or
(2) mailing such notice by first-class U.S. mail, addressed to Borrower at Borrower's address stated herein or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender or (2) mailing such notice by first-class U.S. mail, to Lender's address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in any manner designated herein.

     17. Governing Law; Severability. The Note and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Note conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Note are declared to be severable.

     18. Acceleration; Foreclosure; Other Remedies. Except as provided in paragraph 24 (Transfer of the Property; Assumption), upon Borrower's breach of any covenant or agreement of Borrower in the Note or in this Deed of Trust, or upon the occurrence of any Event of Default as set forth below, at Lender's option, all of the sums secured by this Deed of Trust shall be immediately due and payable (Acceleration). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in the Note and this Deed of Trust, including, but not limited to, reasonable attorney's fees.

     If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower's rights as is provided by law. Trustee shall record a copy of such notice as required by law. Trustee shall advertise the time and place of the sale of the Property, for not less than four (4) weeks in a newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender's designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

     Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

     The occurrence of any one or more of the following shall be deemed to be an Event of Default hereunder:

          a. Any payment required by the Note or by this Deed of Trust (or any other instrument securing the Note) is not made in full within ten (10) days of the date it is due;

          b. The failure of Borrower to fully perform or comply with the terms and conditions of and its obligations under the Note, this Deed of Trust, the Contract, including, but not limited to, Borrower's obligations in paragraph 2. of the Contract to provide liability insurance coverage, to timely pay the real estate taxes on the Property,

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and to not dilute the Common Stock received by Lender; and in paragraph 18., 19.
and 20. of the Contract to indemnify and release Lender; or under any instrument now or hereafter given to secure or guaranty the Note.

          c. A breach by National Lodging Companies, Inc. ("NLC") of or the failure of NLC to fully perform or comply with the terms and conditions of its obligations under the Contract including, but not limited to NLC's obligations under paragraphs 18., 19. and 20. of the Contract to release and indemnify Lender; or under any other instrument now or hereafter given by NLC to secure or guaranty the Note.

          d. Borrower or any guarantor, endorser, or accommodation party under the Note (or any successors or assigns) shall commence, or there shall be commenced against any such party, any case, proceeding, or other action seeking to have an order for relief entered with respect to any such party, or to adjudicate any such party as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of any such party's property;

          e. Borrower (its affiliates, guarantors, endorsers, accommodation parties, sister companies, subsidiaries, successors, assigns or any party related to Borrower) defaults on any other debts, obligations, or liabilities to Lender or defaults on any instrument or agreement executed and delivered to secure any such debt, obligation or liability;

          f. Any default or breach in the performance of any obligation of Borrower hereunder or under any instrument or agreement executed and delivered to secure payment of the Note or the Deed of Trust.

          g. A default under any other security document or deed of trust now or hereafter encumbering the Property, or any note which said documents secure.

          h.   A Transfer occurs as defined herein.


          i. Any representation made by Borrower or any endorser or guarantor under the Note, in the Contract, or in any certificate, agreement, or statements furnished to Lender by or on behalf of Borrower shall prove to have been inaccurate in any substantial and material respect when made or furnished.

          j. Any other event occurs which under the Note, this Deed of Trust or any other instrument securing same constitutes a default or gives the right to accelerate the maturity of the indebtedness.

          k. Any failure by Borrower to discharge or defend a mechanic's lien placed against the Property, as provided in paragraph 26. hereof.

     19. Borrower's Right to Cure Default. Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney's fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

     20. Assignment of Rents; Appointment of Receiver; Lender in Possession. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property; however, Borrower shall, prior to Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

     Lender or the holder of the Trustee's certificate of purchase shall be entitled to a receiver for the Property after Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without

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regard to the value thereof.  Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice - notice being hereby expressly waived. The receiver shall not be required to post a bond, and Borrower hereby waives such requirement.

     Upon Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied first, to payment of the costs of preservation and management of the Property, second, to the payments due upon prior liens, and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

     21.  Release.   Upon payment of all sums secured by this Deed of Trust,
Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Borrower shall pay all costs of recordation and shall pay the statutory Trustee's fees. If Lender shall not produce the Note as aforesaid, then Lender, upon notice in accordance with paragraph 16 (Notice) from Borrower to Lender, shall obtain, at Lender's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

     22.  Waiver of Exemptions.   Borrower hereby waives all right of homestead
and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

     23.  Taxes and Insurance.   Borrower shall pay or cause to be paid in full
when due, and in any event before any penalty or interest attaches, all general taxes and assessments, special taxes and assessments, water charges, sewer service charges, and all other charges against the Property and shall furnish the Lender official receipts evidencing the payment thereof within thirty (30) days of a written request therefor by the Lender. Borrower shall deliver to Lender copies of official receipts showing payment of all real and personal property taxes and assessments levied against the Property, within thirty (30) days of the date on which taxes and assessments were due.

     24.  Transfer of the Property; Assumption.   The following events shall be
referred to herein as a "Transfer": (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof or interest therein); (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein); (iii) or an agreement granting a possessory right in the Property (or any portion thereof); (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest or more than fifty percent (50%) of the beneficial interest in the Borrower; (v) the reorganization, liquidation or dissolution of the Borrower; and or (vi) the creation of any lien or encumbrance against the Property. At the election of Lender, in the event of each and every Transfer:

          a. All sums secured by this Deed of Trust shall become immediately due and payable (Acceleration).

          b. If a Transfer occurs and should Lender not exercise Lender's option pursuant to this paragraph 24 to Accelerate, Transferee shall be deemed to have assumed all of the obligations of Borrower under this Deed of Trust including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. The Lender may without notice to Borrower deal with Transferee in the same manner as with the Borrower with reference to said sums including the payment or credit to Transferee of undisbursed reserve Funds on payment in full of said sums, without in any way altering or discharging the Borrower's liability hereunder for the obligations hereby secured.

          c. Should Lender not elect to Accelerate upon the occurrence of such Transfer then, subject to (b) above, the mere fact of lapse of time or the acceptance of payment subsequent to any of such events, whether or not Lender had actual or constructive notice such Transfer, shall not be deemed a waiver of Lender's right to make such election nor shall Lender be estopped therefrom by virtue thereof. The issuance on behalf of the Lender of a routine statement showing the status of the loan, whether or not Lender had actual or constructive notice of such Transfer, shall

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not be a waiver or estoppel of Lender's said rights.  The Borrower specifically acknowledges that it agrees to the foregoing transfer restriction in order to induce the Lender to make the loan secured hereby.

     25.  Borrower's Copy.   Borrower acknowledges receipt of a copy of the Note
and this Deed of Trust.

     26.  Mechanics Liens.   Borrower will keep the Property free and clear of
all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within thirty (30) days after the recording thereof. Notwithstanding the preceding sentence, however, Borrower will not be deemed to be in default under this section if and so long as: (a) Borrower contests in good faith, the validity or amount of the asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Lender with such security as Lender may reasonably require to protect Lender against all loss, damage and expenses, including attorneys fees, which Lender might incur if the asserted lien is determined to be valid.

     27.  Defensive Actions.   Borrower will defend, at their expense, any
action, proceeding or claim which affects the Property encumbered hereby or any interest of Lender in the Property and will indemnify and hold Lender harmless from all loss, damage, cost, or expense, including attorneys fees, which Lender may incur in connection therewith.

     28.  Enforcement.   Lender shall be entitled to collect all of its costs
and expenses incurred including reasonable attorneys fees and costs in the event any action is brought to interpret or enforce the terms of this Deed of Trust.

     29.  Assumption.   Notwithstanding any provisions of said Deed of Trust,
the holder of the Note secured by this Deed of Trust shall have not duty of "good faith" or otherwise to allow assumption of said Note or this Deed of Trust, and may, with or without cause, accelerate all amounts owed in the event of sale, conveyance, alienation, disposal or other "transfer" of the Property as described in this Deed of Trust.

                                        BORROWER:

                                        National Gaming Companies, Inc.,
                                        a Minnesota corporation


                                        By:   /s/ Robert J. Swenson
                                            -----------------------------
                                        Its:     President
                                            -----------------------------


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNIPIN  )


     Subscribed and sworn to before me this 14 day of June, 1996, by Robert J. Swenson, the President of National Gaming Companies, Inc., a Minnesota corporation.

     Witness my hand and official seal.

     My commissions expires:  January 31, 2000


                                        /s/ Marvin Liszt
                                        ---------------------------------

                                        Address:
                                        9855 W. 78th St.
                                        ---------------------------------
                                        Minneapolis, MN 55344
                                        ---------------------------------




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